UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Achison Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1040 (Primary Standard Industrial Classification Code Number)

47-2643986 (I.R.S. Employer Identification Number)

Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name: Wanjun Xie Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

It will be practiced as soon as possible after this Registration Statement will become effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)       Smaller reporting company [ X ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares	99,900,000,000	$0.0000001	$9,990	$1.01

Delaying Amendment Letter of Achison Inc

the Company hereby amends the Registration Statement, Form S-1 (File No. 333-211051), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

IV. DEL AM	IV. Separately filed delaying amendment under Securities Act Rule 473 to delay effectiveness of a 1933 Act registration statement	IV. EDGARLink Template 3	IV. XFDL Technical Specification
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PROSPECTUS
July 12, 2016

Achison Inc
Class A Common Share

1. The registrant's name: Achison Inc

2. The title of securities offered: Class A common share The amount of securities offered: 99,900,000,000 shares

3. Achison Inc. is offering 99,900,000,000 shares of its Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. This is our initial public offering and no public market currently exists for our shares of Class A common shares.

4. We have one class of authorized common stock, Class A common stock. Each share of Class A common stock is entitled to one vote per share.

5. All these class A common shares will be sold by the Corporation, There aren't securities that will be offered by the selling security holder on this registration statement.

6. The total minimum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

The total maximum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

7. Market for the securities: The securities offered will be listed in OTC Markets. The trading symbol(s) for those securities will be applied after the registering statement will be effective.

8. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 5.

9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

10. All the class A common shares will be sold by the Corporation. The Corporation don't have any underwriters for this offering, There isn't has any underwriting arrangement with the issuer.

11. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

12. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus dated, 2016, is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by the Corporation and no other person has been authorized by the Corporation to use this document to offer or sell any of our securities.

13. Until , 2016 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade shares of our Class A common stock, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

The Corporation trade the spot gold and the spot silver. We believe that the Corporation can gain profit when we are and will be trading the spot gold and the spot silver, so we issue our securities to public. But we don't guarantee that the Corporation can gain profit when we are and will be trading the spot gold and the spot silver.

Raise the Corporation's capital from the public markets isn't our important purpose of the initial public offering, but we believe the Corporation will growing up continually.

Risk Factors

Risk Factors for Trading Purposes:

Our business or proposed business is trading the spot gold and the spot silver.

The Corporation has all substantial risks which have in the spot gold markets and the spot silver markets.

If the prediction markets of the Corporation will be wrong, the part fund in trading account will be lost.

Risk Factors for Purposes Other Than Trading:

1. Our Lack of an Operating History

the Corporation lacks an operating history, so the investors can't know the ability for running the business by the operating historical data.

If the Corporation will lose continually, the investors who will buy the securities of the Corporation will lose their money.

2. Our Lack of Profitable Operations in Recent Periods

Our lack of profitable operations in recent periods: the Corporation started to run its business since March 26, 2016.

The Corporation didn't have last fiscal year. The Corporation lacks its profitable operation in recent periods. The Corporation lacks the profitable operating history, so the investors can't know the profitable ability of the Corporation by the profitable operating historical data.

If the Corporation will lose continually, the investors who will buy the securities of the Corporation will lose their money.

3. Our Financial Position

As of March 31, 2016, the total assets of the Corporation were $1,990, the cash and cash equivalents of the Corporation were $40, so the Corporation lacks capital for running its business.

If the Corporation will lose continually, it will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

As of March 31, 2016, the Corporation didn't have any liabilities.

4. Our lack of Sources of Additional Funding

The Corporation lacks the sources of additional funding. If the Corporation will lose continually, it will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

5. The Management Beneficially Owner

The management beneficially will owns a significant portion of the Corporation's securities, it is a risk factor that the management has ability to exercise significant control over the Corporation.

6. The Corporation Dependence on Lansdale Inc

The Corporation dependence on Lansdale Inc, and the risk that this presents. In the future, Lansdale Inc will sell part shares of the Corporation or other corporations, which Larison Inc will hold, and then Lansdale Inc will grant most fund to the Corporation, and raise the price of the shares. But if the shares price of the Corporation or other corporations will be low, Lansdale Inc can't sell these shares, and then Lansdale Inc won't grant enough fund to the Corporation, the Corporation won't get enough it working capital.

7. Many factors can affect the price of gold and silver

The special factors are US dollar trend, chaos caused by war, a volatile political situation, a financial crisis in some countries, inflation, oil prices, rate in a country, economic situation, supply and demand relation.

8. If the Broker Companies will Go Bankrupt

If a broker company, which the Corporation will choice for trading the spot gold and the spot silver, will go bankrupt, the corporation will make a significant lose.

Ratio of Earnings to Fixed Charges

The Corporation didn't issued debt securities, so there isn't the ratio of earnings to fixed charges.

Use of Proceeds

1. The following table sets forth the use of the proceeds from this offering:

	If Minimum Sold Amount	If Maximum Sold Amount
Total Proceeds	$9,990	$9,990
	100%	100%
Less: Offering Expenses
Commission & Finders Fees	$0	$0
Legal & Accounting	$0	$0
Net Proceeds from Offering	$9,990	$9,990
Use of Net Proceeds	$9,990	$9,990
Working Capital	$9,990	$9,990
Total Use of Net Proceeds	$9,990	$9,990
	100%	100%

2. We intend to reserve a significant portion of our proceeds as working capital. All the working capital will be used one purpose. We will use all the working capital to trading the spot gold and the spot silver.

3. If substantially less than the maximum proceeds are obtained, the priorities order that the proceeds will be used to pay:

(1). Any necessary expenditure;
(2). Working Capital.

4. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering.

5. There isn't material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering.

6. There isn't any material part of the proceeds is to be used to discharge indebtedness.

7. There isn't any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business.

8. There isn't any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise.

9. The Corporation isn't having or won't anticipates having within the next 12 months any cash flow or liquidity problems.

The Corporation isn't having or won't anticipates having within the next 12 months any items in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the corporation to make payments.

The Corporation isn't having or won't anticipates having within the next 12 months a significant amount of the Company's trade payables have not been paid within the stated trade term.

10. Proceeds from this offering will satisfy the corporation's cash requirements for the next 12 months.

The corporation won't be necessary to raise additional funds for the next 12 months, unless the corporation will rise it funds for the purpose which the corporation will want to expand its business.

11. The Corporation may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated

Determination of Offering Price

The securities offered are class A common stock, the following factors may be relevant to the price at which the securities are being offered.

1. The Corporation started to run its business since March 26, 2016, so it hasn't its last fiscal years.

2. As of March 31, 2016, the Corporation's profit (lose) was $(314), the Corporation couldn't show offering price as a multiple of earnings, didn't adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price.

3. Net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

As of March 31, 2016, the net tangible book value (If deficit, show in parenthesis) of the Corporation is $1,990 (about $- per share)

4. The Corporation didn't have any options, warrants or rights and conversions of any convertible securities offered.

5. Post-offering value is management implicitly attributing to the entire Corporation by establishing the price per security set forth on the cover page. Post-offering value is $9,990

These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be $0. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be $0.

6. When there was no established public trading market, the Class A common shares of the Corporation was being registered at New York State. There wasn't a gap between the offering price and the market price,

Dilution

1. The dilution (a loss in value per share due to share issuance) won't take place upon the shares distribution.

2. The net tangible book value per share before the distribution will be $-, and the net tangible book value per share after the distribution will be $0.0000001.

3. There isn't the increase in such net tangible book value per share attributable to the cash paid by purchasers of the shares being offered.

4. The amount of the immediate dilution to be suffered by the purchasers will be $0.

Selling Security Holders

There aren't securities that will be offered by the selling security holder on this registration statement.

Plan of Distribution

1. There are 99,900,000,000 Class A common shares of the Corporation will be issued.

2. About 97,000,000,000 Class A common shares of Achison Inc will be sold to Lansdale Inc, the price is $0.0000001. Now, Wanjun Xie is the president of Lansdale Inc, and owned 40% shares of Lansdale Inc; Liuyan Li is the director of Lansdale Inc, and owned 60% shares of Lansdale Inc

3. The Corporation won't have any other types of underwriting, such as interest or dividend reinvestment plans that will be involved. The Corporation won't have any plans for non-cash outlays such as acquisition, reorganization, readjustment or succession.

4. 99,900,000,000 Class A common shares is our initial public offering.

The registered securities aren't to be offered in connection with the writing of call options traded (or to be traded) on an exchange.

5. Any underwriter won't place a member on the Corporation's board of directors. There isn't having any indemnifications of underwriters.

6. The Corporation won't have any finders (persons or entities who connect two parties for a fee). The Corporation won't have any principal underwriter that intends to sell to any accounts over which it exercises discretionary authority.

7. There aren't any underwriters or any selling group members intend to engage in passive market making. There aren't have any transaction that the underwriter intends to conduct or has conducted during or before the offering that stabilizes, maintains, or otherwise affects the market price of the offered securities.

8. The Corporation didn't issue any warrant and rights offerings.

The Underwriters' Compensation and the offering Expenses

This is the table that sets out the nature of the underwriters' compensation and the amount of discounts and commissions to be paid to the underwriter for each security and in total.

	Paid by Corporation	Paid by Selling Shareholders
Underwriters' Compensation
The Amount of the Discounts	$0	$0
The Amount of the Commissions	$0	$0
Total	$0	$0

Description of Securities to be registered:

1. The securities being offered hereby are Class A Common Share.

2. These securities have cumulative voting rights.

3. The securities aren't convertible.

4. The securities aren't notes or other types of debt securities.

5. The securities aren't Preference or Preferred stock.

6. The securities are capital stock, so the Corporation can't pay dividends, if the Corporation would not be able to pay its debts as they become due in the usual course of business, or if the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed.

7. As of March 31, 2016, the amount of assets available for payment of dividends if deficit must be first made up: $1,990 (deficit: $-).

Interests of Named Experts and Counsel

The Corporation doesn't have any experts and counsel to prepare the registration statement, or assist to issue the securities, so there aren't the Interests of Named Experts and Counsel.

Description of Business

1. Exact corporate name: Achison Inc

2. State and date of incorporation: State: New York Date: December 29, 2014

3. Street address of principal office: 3906 main Street, 207, Flushing, NY11354

4. The Corporation is trading the spot gold and the spot silver.

All business of the Corporation is outside of U.S.A, and all trading is outside of U.S.A., but all unused fund is deposited in banks which is in U.S.A..

Now, the Corporation is using the BullionVault Service System to be the trading vehicle, to trade the spot gold and the spot silver.

The BullionVault service is owned by Galmarley Limited, which is company number 4943684 registered in Great Britain at 12th Floor, Landmark House, Blacks Road, Hammersmith, London W6 9DP.

Custodian for our spot gold and our spot silver:

(1). Brink's Corporation:

Address: 1801 Bayberry Court, Richmond, VA23226

Our spot gold are deposited in the New York gold pool, the London gold pool, the Zurich gold pool, the Toronto gold pool and the Singapore gold pool of Brink's.

Our spot silver are deposited in the London silver pool, the Zurich silver pool, the Toronto silver pool and the Singapore silver pool of Brink's.

(2). Loomis International (CH) AG

Address: Gamla Brogatan 36-38, 2nd floor
P.O. Box 702
SE-101 33 Stockholm
Sweden

Our spot gold are deposited in the New York gold pool, the London gold pool, the Zurich gold pool, the Toronto gold pool and the Singapore gold pool of Loomis International.

Our spot silver are deposited in the London silver pool, the Zurich silver pool, the Toronto silver pool and the Singapore silver pool of Loomis International.

Custodian for our unused fund:

Bank: Wells Fargo Bank, N.A. (In U.S.A)
Mailing Address: PO Box 785997, Philadelphia, PA 19178-5997

4. Describe the industry in which we are participating:

Gold and silver are international currency. Gold and silver market is a international market. The gold and silver can trade the spot gold, the spot silver, the futures gold and the future silver. Many factors can affect the price of the gold and silver. Gold and silver market is most close to the perfect competition in international market.

The trends within industry which we are participating:

The supply-demand relationships, the political factors and the markets will affect the price of the gold and silver in gold and silver market. In recent, the trends within the industry: The price of Gold was going down, and the price of silver was going down.

Set forth the timing and size of results of our efforts which will be necessary in order for us to be profitable:

In order for the Corporation to be profitable, we will study the supply-demand relationships, the political factors and the internationals markets in every day. it will be good to get opportunities for investing in the spot gold and the spot silver market.

5. The corporation's investment strategy for the spot gold and the spot silver investment is short term hold and trade, and tries to reduce any investing and trading risk.

6. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for the spot gold and the spot silver.

Now, the Corporation is using its 100% working capital to trading the spot gold and the spot silver.

7. The Corporation won't use any trading advisors.

8. The managements of the Corporation has more than 24 years management prior experience related to the company's business, the managements of the Corporation has more than one year the management's experience in running a public corporation.

Description of Property

1. The Corporation doesn't have lands and buildings, such as plants, mines, oil, and gas.

2. The Corporation didn't purchase any real estate, equipments and patents. The Corporation didn't lease any real estate. The Corporation won't intents to acquire any real estate in the immediate future.

3. The Corporation made an Management Agreement with Blueville Inc. According the agreement, the Corporation will pay 10% income quarterly before taxes to Blueville Inc, and Blueville Inc will pay the managing expenditures, the office rent, the office supplement, the legal fees, the accounting fees and other service fees. The managing agreement won't be revoked by any one party.

Wanjun Xie, who is the president of the Corporation, is the president of Blueville Inc also.

Legal Proceedings

The Corporation didn't have any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Corporation's business, financial condition, or operations, including any litigation or action involving the Corporation's officers, directors or other key personnel.

Market for Common Equity and Related stockholder Matters

1. Now, the Common Shares of the Corporation didn't trading in any exchange markets, and the Corporation didn't get a share's "Symbol". So the Corporation doesn't have a record for its common market price.

2. The Corporation doesn't have a dividend history. We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be made by our board of directors.

3. Record owners of 5 percent or more of any class of the equity securities of the Corporation:

Liuyan Li own directly 60% shares of the Corporation;Wanjun Xie own directly 40% shares of the Corporation.

4. Beneficial owners of 5 percent or more of any class of the equity securities of the Corporation:

Liuyan Li own directly 60% shares of the Corporation;Wanjun Xie own directly 40% shares of the Corporation.

Financial Statement

Achison Inc
Balance Sheets
(Audited)

As of March 31, 2015 & As of March 31, 2016

	March 31, 2015	March 31, 2016
Assets
Current assets:
Cash & cash equivalents	-	$40
Accounts receivable, net	-	-
Prepaid expenses and other current assets	-	-
Total current assets	-	$40
Property and equipment, net	-	-
Investing assets	-	$1,950
Other assets	-	-
Total assets	-	$1,990

Liabilities and stockholder's equity:
Liabilities	-	-
Account payable	-	-
Tax payable	-	-
Total current liabilities	-	-

Stockholder's equity:
Common Shares: No Par Value; 200 Shares authorized; 0 issued and outstanding	-	-
Additional paid-in (paid-out) capital	$135	$2,304
Retained earnings	$(135)	$(314)
Total stockholder's equity	-	$1,990
Total liabilities and stockholder's equity	-	$1,990
10 Back to Table of Contents Achison Inc Statement of Income (Audited) For the Period from December 29, 2014 (Inception) to March 31, 2015 & For the Year Ended March 31, 2016
	Ended March 31, 2015	Ended March 31, 2016
Revenues:
Gain (loss) from Investment	-	-
Other gain (lose)	-	-
Net profit (lose)	-	-

Costs and expenses:
Professional expenses	-	$(250)
Organization expenses	$(135)	-
Bank Fees	-	$(10)
Total costs and expenses	$(135)	$(260)

Income (loss) from operations	$(135)	($260)
Income (loss) before provision for income taxes	-	$(260)
Corporation income taxes	-	$(54)
Net income (loss)	$(135)	$(314)

Net profit (lose) per common share-basic and diluted	-	-

Weighted average common shares outstanding-basic and diluted	0 shares	0 shares
- Achison Inc Statement of Changes in Shareholders' Equity (Audited) For the Period from December 29, 2014 (inception) to March 31, 2015 & For the Year Ended March 31, 2016
	March 31, 2015	March 31, 2016
Shareholders' Equity-beginning balance	-	-
Issuance of Stocks (0 share)	-	-
Additional Paid in (paid out) Capital	$135	$2,304
Net Income (lose)	$(135)	$(314)
Shareholders' Equity-Ending Balance	-	$1,990
Achison Inc Statements of Cash Flows (Audited) For the Period from December 29, 2014 (inception) to March 31, 2015 & For the Year Ended March 31, 2016
	Ended March 31, 2015	Ended March 31, 2016
Cash flows from operating activities:
Net income (loss)	$(135)	$(314)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation and amortization	-	-
Changes in assets and liabilities:
Account receivable	-	-
Prepaid expenses and other current assets	-	-
Account payable	-	-
Current liabilities	-	-
Net cash provided by (used in) operating activities	$(135)	$(314)
Cash flows from investing activities:
Purchase of properties and equipments	-	$(1,950)
Net cash provided by (used in) investing activities	-	$(1,950)
Cash flows from financing activities:
Capital stock	-	-
Additional paid-in (paid-out) capital	$135	$2,304
Net cash provided by (used in) financing activities	$135	$2,304
Net increase (decrease) in cash	-	$40
Cash:
Beginning of Period	-	-
End of Period	-	$40

Achison, Inc
Notes to Financial Statements
(Audited)

March 31, 2016

Note 1 - Description of the Company's Business

Nature of Operations

Achison Inc, the Company, incorporated in the State of New York on December 29,2014, is engaged in the investment activities of the spot gold trading and the spot silver trading.

During the year ended March 31,2016, the company opened a trading account in Bullion Vault and started trading activities. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue business or investment activities.

Note 2 - Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America(GAAP).

This is the financial statements of the Company, the period is from March 31, 2015 to March 31, 2016. It is the second fiscal year since the Company was set up.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

(c) Revenue Recognition

The Company recognizes capital gain and loss from the spot gold trading and the spot silver trading at the time we sell gold and silver from the trading accounts in brokerage firms.

(d) Income Taxes:

The company files income tax return in the U.S. federal jurisdiction and in the state of New York, The Company is subject to Federal, New York State and New York City corporation income taxes.

Note 3 - Earnings per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31, 2016.

Note 4 - Cash, Cash equivalents and Marketable Securities

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company didn't have any marketable securities.

Note 5 - Stockholders' Equity

The company has authorized 200 shares of common stocks with no par value per share. There are no shares of common stocks outstanding as of March 31, 2016.

In the period from December 29, 2014(Inception) to March 31, 2016, the Company didn't issue any type stocks, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activity.

Note 6 - Related Party Transaction

The Company has been provided office space by its owners at no cost. The company's office is located in Flushing, New York. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On February 15,2016, the original sole shareholder of Achison which the name is Liuyan Li , she agreed to transfer 40% shares of the ownership of the Achison to Mr. Wanjun Xie at no cost, Liuyan Li remained 60% shares of ownership for the company.

As of March 31,2016, the company received $2,000 from its shareholders (owner) to use for the initial investment the company treat it as additional paid in capital. The owner transferred $1,950 from the company's bank account to its investment account in Bulion Vault as of March 31,2016.

Achison, Inc
Notes to Financial Statements
(Audited)

March 31, 2015

Note 1 - Description of the Company's Business

Nature of Operations

Achison Inc, the Company, incorporated in the State of New York on December 29,2014, is engaged in the investment activities of the spot gold trading and the spot silver trading.

During the first quarter in 2015, the company had no business activities. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue business or investment activities.

Note 2 - Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America(GAAP).

This is the financial statements of the Company, the period is from December 29, 2014 to March 31, 2015. It is the whole period since the Company was set up.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

(c) Revenue Recognition

The Company recognizes capital gain and loss from the spot gold trading and the spot silver trading at the time we sell gold and silver from the trading accounts in brokerage firms.

(d) Income Taxes:

The company files income tax return in the U.S. federal jurisdiction and in the state of New York, The Company is subject to Federal, New York State and New York City corporation income taxes.

Note 3 - Earnings per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31,2015.

Note 4 - Cash, Cash equivalents and Marketable Securities

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company didn't have any marketable securities.

Note 5 - Stockholders' Equity

The company has authorized 200 shares of common stocks with no par value per share. There are no shares of common stocks outstanding as of March 31,2015.

In the period from December 29, 2014 to March 31, 2015, the Company didn't issue any type stocks, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activity.

Note 6 - Related Party Transaction

The Company has been provided office space by its owners at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Selected Financial Data

The corporation started to operation its business since march 26, 2016, so the Corporation hasn't its statements of income data for the years ended March 31, 2016.

Year's Ended March 31, 2016
Statements of Operations Data:
Revenue	-
Costs and expenses:
Professional fees	$(250)
Organization expenses	-
Bank's fees	$(10)
Total costs and expenses	$(260)
Income (loss) from operations	$(260)
Income (loss) before provision for income taxes	$(260)
Corporation income taxes	$(54)
Net income (loss)	$(314)
Net income (loss) per common share-basic and diluted	-
Weighted average common shares outstanding-basic and diluted	0 share

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$40
Investing assets	$1,950
Property and equipment, net	-
Total assets	$1,990
Total liabilities	-
Total stockholders' equity	$1,990

The Corporation didn't have any Costs and expenses include share-based compensation expense since December 29, 2014 (Inception) to March 31, 2016.

Supplementary Financial Information

The Corporation didn't have any item which looks for changes caused by such events as: disposals of business segments; extraordinary, unusual or infrequently occurring items; and matters related to gas and oil.

Management's Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with the financial statements of Landbay Inc., and the related notes included elsewhere in this statement. The historical financial data discussed below reflects the historical results and financial position of Landbay Inc. In addition, this discussion and analysis contains forward looking statements and involves numerous risks and uncertainties, including those described under "Cautionary Note Regarding Forward-Looking Statement" and "Risk Factors". Actual results may differ materially from those contained in any forward looking statements.

Overview

Industry Environment

The Corporation was trading the spot gold and the spot silver. The business was impacted by the international circumstances, at same time, the business was impacted by the market's analysis and market's prediction of the Corporation. We tried to reduce the risk when we were trading the spot gold and the spot silver.

Primary Sources of Revenues

The primary sources of revenues of the Corporation were trading income and other incomes.

Primary Expenses

The primary expenses are the trading commissions, the management expenditure, the custodian's fees and the bank fees.

Components of Results of Operations

Revenue

Trading incoming: The primary incomes of the Corporation were trading the spot gold and the spot silver.

Cost of Revenue and Operating Expenses

Cost of revenue: The cost of revenue was the trading fees and the custodian's fees.

Management expenditure: the Corporation will pay the managing fees quarterly to the Blueville Inc, which is the managing company of the Corporation.

Results of Operations

The following tables set forth our condensed statements of income data:

	For the Period from December 29, 2014 (Inception) to March 31, 2015	Year Ended March 31, 2016
Revenue	-	-
Costs and expenses:
Professional fees	-	$(250)
Organization expenses	$(135)	-
Management Expenditure	-	-
Bank fees	-	$(10)
Total costs and expenses	$(135)	$(260)
Income (lose) from operations	$(135)	$(314)
Income before provision for income taxes	$(135)	$(260)
Corporationr income taxes	-	$(54)
Net income (lose)	$(135)	$(314)
The Corporation didn't have any Share-based compensation expense included in costs and expenses. The following table set forth our condensed statements of income data (as a percentage of revenue):
14 Back to Table of Contents Revenue
	For the Period from December 29, 2014 (Inception) to March 31, 2015	Year Ended March 31, 2016
Revenue:
Investing income	-	-
Total revenue	-	-
Cost of Revenue
	For the Period from December 29, 2014 (Inception) to March 31, 2015	Year Ended March 31, 2016
Cost of revenue	$(135)	$(314)
Percentage of revenue	-	-
Corporation income taxes
	For the Period from December 29, 2014 (Inception) to March 31, 2015	Year Ended March 31, 2016
Corporation income taxes	-	$(54)
Effective tax rate	-	-

Full Fiscal Years

The Corporation was registered in New York State on Dember 29, 2014 and the Corporation started to run its business since march 26, 2016, and the Corporation didn't have full fiscal years, so we can discuss the financial condition, changes in financial condition and results of operations of the Corporation since December 29, 2014 to March 31, 2016.

Liquidity and Capital Resources

Our capital resources were from the investment of the owner. Our Capital Resources sources were our cash. Cash were $40 as of March 31, 2016.

Cash Provided by Operating Activities

$1,950 cash was invested in the spot gold and the spot silver trading as of March 31, 2016.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2016.

Contractual Obligations

The Corporation didn't have any contractual obligations as of March 31, 2016.

Obligations or Liabilities

The Corporation didn't have any obligations or liabilities (including contingent obligations or liabilities) as of March 31, 2016.

Contingencies

The Corporation didn't have any contingencies as of March 31, 2016.

Material Favorable Impact on Net Revenues or Income

The Corporation didn't have any material favorable impact on net revenues or income as of March 31, 2016.

Inflation and Other Changes in Prices

The inflation and other changes in prices didn't impact the Corporation's net revenues and income from continuing operations.

Plan of Operation and Milestones

1st event or milestone:

Event or milestone: Start to profit in trading the spot gold and the spot silver.

Expected manner of occurrence or method of achievement: Study the gold and silver market, and try to do our best in trading the spot gold and the spot silver. The Corporation's income will be reinvested to achieve increasing the share's price.

Date or number of months after receipt of proceeds should be when accomplished: About on June 30, 2016.

2nd event or milestone:

Event or milestone: The business will be running normally, to increase capital, to increase profit.

Expected manner of occurrence or method of achievement: The Corporation's income will be reinvested to achieve increasing the share's price. Lansdale Inc will grant its fund to support the Corporation.

Date or number of months after receipt of proceeds should be when accomplished: About on June 30, 2017.

If the Corporation of delays in achieving each of the events or milestones within the above time schedule, the profit capacity of the Corporation will be serious to decrease, the Corporation's liquidity will be serious to decrease; even the Corporation's liquidity will be exhausted. The faith of the Corporation's shareholder will be serious to decrease, they will undersell the shares of the Corporation, and the share's price of the Corporation will be falling.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the assumptions and estimates associated with revenue recognition for Payments and other fees, income taxes and share-based compensation have the greatest potential impact on our condensed financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Quantitative and Qualitative Disclosures About Market Risk

As a result of our operating and financing activities, we are exposed to market risks such as interest rate risk, foreign currency exchange rate risk and credit risk. We have implemented policies and procedures designed to measure, manage, monitor and report risk exposures, which are regularly reviewed by the appropriate management and supervisory bodies.

The Corporation started to run its business since March 26, 2016, so the Corporation shall provide, in the register statement, quantitative information about market risk as of the end of March 31, 2016, and the period was from December 29, 2014 to March 31, 2016.

Interest Rate Risk

Our have exposure to market risk for changes in interest rates relating to our cash and cash equivalents, short-term and long-term investments, short-term and long-term restricted cash and investments, and indebtedness.

As of March 31, 2016, our cash and cash equivalents were $40, short-term investments were $1,950, long-term investments were $0, short-term restricted cash and investments were $0, long-term restricted cash and investments were $0, and indebtedness were $0. All these investments are denominated in U.S. dollars. The changes in interest rates don't impact the earnings of the Corporation.

A hypothetical decrease in long-term interest rates to zero basis points would not impact annual pre-tax earnings as of March 31, 2016, assuming no change in the amount or composition of our cash and cash equivalents, short-term and long-term investments and short-term and long-term restricted cash and investments.

As of March 31, 2016, we had $0 in outstanding debt. A hypothetical 100 basis point increase in long-term interest rates would not impact annual pre-tax earnings as of March 31, 2016, assuming no change in the volume or composition of our outstanding indebtedness and no hedging activity.

F oreign Currency Exchange Rate Risk

1. Market Risk for Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

2. Market Risk for Other than Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

3. Credit Risk

We are exposed to credit risk in our operations in the event of a brokerages default. We limit our exposure to credit risk by rigorously selecting the brokerages with which we make our trading.

An ongoing review is performed to evaluate changes in the status of brokerages. In addition to the intrinsic creditworthiness of brokerages.

For a summary of the risks associated with this investment activity and how these risks are mitigated, see "Risk Factors" in the registered statement.

Impact of Inflation

We have not been adversely affected by inflation when we are trading the spot gold and the spot silver. In the event of inflation, we believe that we will be able to pass on any price increases to our business, as the prices that we charge are not governed by long-term contracts.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this statement, an evaluation was carried out by our management, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that these disclosure controls and procedures were effective as of the end of the period covered by this statement.

Changes in Internal Controls over Financial Reporting and Statement

There were no changes in our internal controls over financial reporting and statement that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting and statement. As a result, no corrective actions were taken.

Directors, Executive Officers, Promoters and Control Persons

Mr. Wanjun Xie will charge all managing affairs, operation affairs and financial affairs.

An Accountant Service Agency will assist part of the Corporation's financial management affairs and all reporting Taxes affairs.

Number of Directors: Two

Directors' name: Ms. Liuyan Li and Mr. Wanjun Xie

Mr. Wanjun Xie is the promoter and control person.

1. Name: Wanjun Xie

Title: President
Age: 49
Office Street Address: 3906 Main Street, 207, Flushing, NY11354
Telephone No.: (646) 508-6285

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: president
Start date of position held: May, 2001
Job responsibilities: charge all affairs.

Education:
Degrees: bachelor
Schools: Beijing Agriculture Engineer University (in China)
Date: 09/1987-06/1991

2. Name: Liuyan Li

Title:chairwoman of the Directors' Board
Age: 49
Title: director
Office Street Address: 3906 Main Street, 207, Flushing, NY11354
Telephone No.: (718) 813-3322

Name of employers, titles and dates of positions held during past five years with an indication of job responsibilities.

Name of employers: China Democracy Party Foundation
Title: secretary
Start date of position held: Jun., 2006
Job responsibilities: charge all administration affairs.

Education:

Degrees: bachelor
Schools: Guangxi Normal University (in China)
Date: 09/1987-06/1991

Now, Wanjun Xie and Liuyan Li will continue to charge all affairs of China Democracy Party Foundation, but they are volunteers to work for China Democracy Party Foundation. Now, Wanjun Xie and Liuyan Li are self-employed.

Principal Business of China Democracy Party Foundation (CDPF)

CDPF is a not-for-profit organization in U.S.A. CDPF is trying to work for democracy, freedom, fairness and justice in China. CDPF is trying to bring the value view and the politic system of U.S.A . to China. CDPF is trying to build a multi-party political system in China in the future.

Executive Compensation

The Corporation is a small corporation, so the Corporation doesn't have any executive compensation.

We confirm that there has been no compensation awarded to, earned by, or paid to any named executive officers or directors for the periods covered in the financial statements included in the amended filing.

Security Ownership of Certain Beneficial Owners and management

This is the beneficial owner of more than five percent of any class of the Corporation's voting securities.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
-	Liuyan Li	-	60%
-	Wanjun Xie	-	40%

Name: Liuyan Li
Business address: 3906 Main Street, 207, Flushing, NY11354
Residential address: 61-12 228th St., 1 Fl, Bayside, NY11364

Name: Wanjun Xie
Business address: 3906 Main Street, 207, Flushing, NY11354
Residential address: 61-12 228th St., 1 Fl, Bayside, NY11364

Certain Relationships and Related Transactions

None.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Other Expenses of Issuance and Distribution

This is the table that sets out the nature of all offering expenses.

Offering Expenses
Prepaid SEC Fees	$0
Federal Taxes	$0
State Taxes and Fees	$0
Trustees Fees	$0
Transfer Agents Fees	$0
Legal Fees	$0
Accounting Fees	$0
Total	$0

All service expenditures are and will be paid by Blueville Inc which is the managing company of the Corporation.

Indemnification of Directors and Officers

State the general effect of any statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Recent Sales of Unregistered Securities

There weren't any recent sales of unregistered securities.

Exhibits and Financial Statement Schedules

**3.1.1 Certificate of Incorporation
**3.1.2 Amendment of Certificate of Incorporation
**3.2 Articles of Bylaw
**4 Defining right of Class A Common Stock holders
7.1 Report of Independent Registered Public Accountant Firm (For 2015)
7.2 Report of Independent Registered Public Accountant Firm (For 2016)
**10 Managing Agreement

* File amended!
** File previously!

Undertakings

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on July 12, 2016 ..

Registrant: Achison Inc

Signature By, Wanjun Xie
President
(Chief Executive Officer)
Date: July 12, 2016

Signature By, Wanjun Xie
President
(Principal Financial Officer)
Date: July 12, 2016

Signature By, Wanjun Xie
President
(Principal Accounting Officer)
Date: July 12, 2016

Majority of the Board of Directors

Signature By, Liuyan Li
Chairman of the Board
(Director)
Date: July 12, 2016

Signature By, Wanjun Xie
President
(Director)
Date: July 12, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature By, Wanjun Xie
President
Achison Inc
Date: July 12, 2016